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                                                                             -1-

                                                                   EXHIBIT 10.15

LEASE CONTRACT FOR COMMERCIAL PREMISES


Drawn up in conformity with the model contract as issued by The Netherlands Real-Estate Council in October 1988.


The Undersigned: Planoform Vastgoed B.V., having its registered office in
                 -----------------------
Arnhem, The Netherlands, at the address Groningensingel 94, and also holding office there, for the purposes hereof duly represented by Planoform Holding B.V., in its turn duly represented by its Directors Mr. L. Elmendorp and Mr. G. de Jong, both resident in Elst (Province of Gelderland), The Netherlands, hereinafter called: "the Landlord", and

European Geological Technologies B.V. (EGT), having its registered office in
- ------------------------------------
Best, The Netherlands, at the address De Waal 15, and also holding office there, for the purposes hereof duly represented by its Director Mr. A.F. Ruimschotel, resident in Son, The Netherlands,

hereinafter called: "the Tenant",

hereby agree as follows:
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PREMISES, INTENDED USE, FLOOR LOAD

1.1 The present Agreement concerns the building, hereinafter called "the Leased Premises", locally known as 1255 m2 office space located at De Waal numbers 11 up to including 19 in Best (The Netherlands), and 1277 m2 office space located at De Waal numbers 43 up to including 51 in Best (The Netherlands); the total parking space consists of the current space - to be rearranged belonging to De Waal 11-19, the parking space belonging to De Waal 43-51, as well as 18 new parking spaces to be created; and specified further on the drawing and/or description of the Leased Premises or the lease brochures of the Leased Premises, attached to the present deed.

1.2  The Tenant shall use the Leased Premises solely as office space.

1.3  The maximum allowable floor load in the Leased Premises shall be:
     a.  on the ground floor 600 kg/m2;
     b.  on all other floors 400 kg/m2.

     Initial Landlord: (Initial)                       Initial Tenant: (Initial)
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TERMS AND CONDITIONS

2.1  The present agreement shall consist of:
     a. The General Conditions for the Lease of Commercial Premises (algemene bepalingen huurovereenkomst bedrijfsruimte), lodged with the Office of the Clerk of the District Court of The Hague (The Netherlands) on 12 April 1989, and registered there under number 58/1989, hereinafter called "the General Conditions". These General Conditions are known to the parties. The Tenant has received a copy thereof.
     b. The provisions laid down in the Property Division Deed, the relative Rules Pertaining to the Division of Property and the adopted By-Laws (if any), all this in so far as these provisions shall be applicable, and if the Leased Premises constitutes a part of a building or a complex that has been divided into apartment rights.

2.2 The provisions listed in 2.1 shall apply save as expressly otherwise provided in the provisions laid down hereinafter, or if applicability to the Leased Premises is not possible.

DURATION, PROLONGATION AND CANCELLATION

3.1 The present Agreement shall be entered into for a period of 8.5 years, commencing on 1 July 1993 and terminating on 31 December 2001.

3.2 During the period referred to in 3.1 the parties shall not have the right to terminate the Agreement in the interim by means of cancellation. In order to terminate the present Agreement at the end of the said period, a notice of cancellation in conformity with the provisions laid down in 3.4 shall be required.

3.3 In the event that the period referred to in 3.1 lapses and no notice of cancellation in conformity with the provisions laid down in 3.4 has been given, the Agreement shall be prolonged for an additional period of five years, therefore until 31 December 2006. The Agreement shall terminate on that moment only, however, if a notice of cancellation in conformity with the provisions laid down in 3.4 is given, the Agreement shall be prolonged for an additional period of five years, and so on, at all times, however, except if at the end of any subsequent period a notice of cancellation in conformity with the provisions laid down in 3.4 is given.

3.4 Cancellation of the present Agreement shall only be effected by means of a notice in the form of a writ of a Court Bailiff, or by registered post, with due observance of a period of notice of at least twelve months prior to the lapse of the then current period.

3.5 The provisions laid down in the present Clause shall be without prejudice to the provisions laid down under 7 of the General Conditions.
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PAYMENT, PAYMENT PERIOD

4.1 The Tenant shall pay the Landlord an amount consisting of the following elements: the rent; the compensation for the additional deliveries and services referred to under 6; the V.A.T. that is statutory due over the said rent and compensation, or an equivalent amount as referred to under

4.2 The annual rent shall amount to NLG 453,125.== (in words: FOUR HUNDRED AND FIFTY-THREE THOUSAND ONE HUNDRED AND TWENTY-FIVE DUTCH GUILDERS). The rent shall annually on 1 July, and on 1 July 1994 for the first time, and subsequently in the same manner, be increased in compliance with the provisions laid down in Clause 4 of the General Conditions.

4.3 The compensation for the additional deliveries and services shall be determined in compliance with the provisions laid down in Clause 11 of the General Conditions and the said compensation shall be subject to a system of advance payments with a later settlement, as specified there.

4.4 The rent and the advance payment of the compensation for the additional deliveries and services and the V.A.T. or the amount equivalent therewith shall be paid in advance, and at all times before or on the first day of the period to which the payment relates.

4.5  Per period of payment of three months:
     -  the rent shall amount to                 NLG   113,281.25
     -  the advance payment of
     -  the compensation for heating and
     -  water supply shall amount to             NLG         Nill
     -  the advance payment of
     -  the compensation for the additional
     -  deliveries and services
     -  shall amount to                          NLG         Nill
                                                 ================
     so that the Tenant in the aggregate
     shall be due                                NLG   113,281.25

     in words: ONE HUNDRED AND THIRTEEN THOUSAND TWO HUNDRED AND EIGHTY-ONE DUTCH GUILDERS AND TWENTY-FIVE CENTS, to be increased with the statutory due V.A.T. or the amount equivalent thereto as referred to under 5.

4.6 In view of the date that the present Agreement comes into force, the first payment shall relate to the period of 1 July 1993 up to including 30 September 1993, and the amount due with respect to this initial period shall be NLG 113,281.25, to be increased with the statutory due V.A.T. or the amount equivalent thereto as referred to under 5. The Tenant shall pay the said amount before or on 1 July 1993.

     Initial Landlord: (Initial)                       Initial Tenant: (Initial)
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V.A.T.

5.1 All amounts stated in the present Agreement shall be exclusive of V.A.T. The Tenant shall be due V.A.T. over the rent and the advance payment of the compensation for the additional deliveries and services. The V.A.T. shall be charged by the Landlord to the Tenant and shall be paid simultaneously with the payment of the rent and the compensation for the additional deliveries and services, or the advance payment thereof.

5.2 The Tenant herewith grants an irrevocable power of attorney to the Landlord to also on behalf of him submit a petition as referred to in Section 11 paragraph 1 sub b under 5 of The Netherlands Act on the V.A.T. of 1968 (Wet op de Omzetbelasting 1968), a so-called option-petition for a charged lease (optieverzoek tot belaste verhuur). On request it shall co-sign the said request within fourteen days after it has received the same from the Landlord for the purposes of co-signing, and shall see to it that it will be returned to the Landlord.

5.3 If the petition is not submitted within the period stated for that purpose by the law, or if it is rejected, the Tenant shall in addition to the rent and the compensation for the additional deliveries and services, or the advance payment thereof, be due an amount that is equal to the amount of the V.A.T. that would have been due if the petition would have been granted. The same provision applies if the petition is granted as per a later date than the date requested, however only during the period that ends with the date of commencement of the charged lease.

5.4 If the Tenant proves that it is the fault of the Landlord that the petition was not submitted in time or was rejected, the amount that is equal to the amount of the V.A.T. as referred to in 5.3 shall not be due.

5.5 In the event that the Landlord alienates the Leased Premises, or the building or the complex of which the Leased Premises constitutes a part, and the new owner also opts for charged lease, the Tenant shall also be bound by the provisions laid down in the present Clause.

DELIVERIES AND SERVICES

6. With respect to additional deliveries and services to be provided by or on behalf of the Landlord, the parties agree as follows: that the Landlord shall provide no additional deliveries and services.

BANK GUARANTEE

7.1 The provisions laid down in Clause 8 of the General Conditions shall apply to the security to be given by the Tenant. The bank guarantee shall be issued on the actual date of commencement of the present Agreement.


     Initial Landlord: (Initial)                       Initial Tenant: (Initial)
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                                                                             -5-

7.2 The amount referred to in Clause 8 paragraph 1 of the General Conditions shall herewith between the parties be established at NLG 133,105.==, in words: ONE HUNDRED AND THIRTY-THREE THOUSAND ONE HUNDRED AND FIVE DUTCH GUILDERS.

CARETAKER

8. Until otherwise stated by the Landlord, the Landlord shall be the caretaker.

ATTACHMENTS

9. The following attachments belong to the present Agreement, and shall form an integral part thereof:
     -  the General Conditions as referred to in 2.1 under a;
     - the drawing of the Leased Premises certified by the parties and annexed to the present Agreement;
     - the description of the Leased Premises certified by the parties and annexed to the present Agreement;
     -  the bank guarantee as referred to under 7.

SPECIAL PROVISIONS

10.1 The dates mentioned in the present Agreement shall be based on the presumption that the Landlord will make the Leased Premises available to the Tenant on 1 July 1993. These dates and periods of payment of rent shall change proportionately if the Landlord makes the Leased Premises available to the Tenant at an other date. The Landlord shall not be liable if the Leased Premises is not completed and made available to the Tenant within the stipulated time.

10.2 The present Agreement can be deemed rescinded by force of law if (a part of) the Leased Premises for any reason whatsoever will not be realized, in which case the parties shall not be due anything towards each other.

10.3 The Tenant herewith declares that he has no objections against any sale of the Leased Premises by the Landlord to a third party.

10.4 The Tenant shall, after having received written permission to that effect, have the right to sub-lease the Leased Premises. The Landlord shall withhold the said permission only if it can have reasonable objections against the proposed sub-tenant based on the solvency, morality or line of business of the same. The lease agreement concluded between the Tenant and his sub-tenant must not deviate from the contents of the present Agreement, save in so far as the present Agreement contains provisions that relate exclusively to the legal relationship between the parties.

     Initial Landlord: (Initial)                       Initial Tenant: (Initial)
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10.5  In connection with the implementation of the Books 3, 5 and 6 and several Titles of Book 7 of the (new) Dutch Civil Code as per 1 January 1992, in the present Agreement and the General Conditions that constitute a part thereof as per the said date, the phrase:
      1.   "rights is rem" shall be read as "restricted rights";
      2.   "cooperative association" shall be read as "cooperation";
      3. "failure in the performance" shall be read as "imputable failure in the performance";
      4.   "goods" shall be read as "things";
      5.   "indivisible" shall be read as "severally";
      6. "after summoning and notification of default" shall be read as "after default";
      7. "Section 1302 Dutch Civil Code" shall be read as "(New) Dutch Civil Code, Book 6, Section 265 up to including 279 (Dutch Civil Code 6:265 et seq.)";
      8. "Section 1619 Dutch Civil Code" shall be read as "(New) Dutch Civil Code 7A, Section 1619 (Dutch Civil Code 7A: 1619)";
      9. "Sections 1460 paragraph 1 and 1476 Dutch Civil Code" shall be read as "(New) Dutch Civil Code, Book 6, Section 9 paragraph 2 (Dutch Civil Code 6: 9 paragraph 2)";
     10. "Section 1624 Dutch Civil Code" shall be read as "(New) Dutch Civil Code 7A, Section 1624 (New Dutch Civil Code 7A: 1624)"; whereas the words "not subject to mitigation" shall lapse.

10.6 At the actual date of commencement of the present Agreement the lease agreement regarding the premises De Waal 11-19 in Best in force between the parties shall terminate, as well as any further agreements entered into in relation thereto. All this unless as appears otherwise from the present Agreement.

EXTRA FACILITIES DE WAAL 11-19

10.7 The Landlord has applied extra facilities in the aforementioned office as listed in the annexed overview of additional work dated 14 January 1992. These facilities shall remain the property of the Landlord and shall be used by and for the account of the Tenant as a good housekeeper, and shall as regards the daily maintenance be maintained, and if necessary be repaired or replaced, by the Tenant. The said facilities to an amount of NLG 306,203.== shall be paid by the Tenant on the basis of annuity in ten years at an interest of nine percent, by means of a surcharge on the rent of NLG 47,712.60 per year, being NLG 11,928.15 per quarter (all amounts exclusive of V.A.T.). This rent surcharge will be paid by the Tenant as per 15 October 1991 (phase 1).

EXTRA FACILITIES DE WAAL 43-51

10.8 The Landlord shall apply the following extra facilities in the office located at De Waal 43-51 on behalf of the Tenant, which facilities shall remain the property of the Landlord, and shall be used by and for the account of the Tenant as a good housekeeper, and shall be maintained, and if necessary be repaired or replaced, by the Tenant:

     Initial Landlord: (Initial)                       Initial Tenant: (Initial)
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                                                                             -7-

      a. connection between the office located at De Waal 1119 and the office located at De Waal 43-51 over two floors with reception room and representative entrance;
      b.   air-conditioning installation;
      c.   cooling installation on behalf of the computer room;
      d.   separation walls;
      e.   various adaptations of constructions and installations;
      f. additional outside lighting for a budgeted aggregate amount of approximately NLG 455,000. == excluding V.A.T.

     The aforementioned facilities of approximately NLG 455,000.== shall be paid by the Tenant on the basis of annuity in eight and a half years at an interest of nine percent by means of a surcharge on the rent. This means that the annual rent during one and a half year will be increased with an amount of NLG 79,050.== per year exclusive of V.A.T., being NLG 19,762.50 per quarter (exclusive of V.A.T.).

     The budgeted total price of the facilities mentioned in the present Clause to be installed on commission of the Tenant shall as soon as possible, but three months after the actual date of commencement of the present Agreement at the latest, be established finally on the basis of actual costs incurred, in conformity with invoices to be submitted. At that time the final surcharge on the rent shall be calculated.

     At the option of the Tenant the amount of the extra facilities referred to in the present Clause may also be paid in the following manner:

     the first three years the Tenant only pays nine percent interest over the total of the costs incurred for these facilities; the remaining five and a half years the Tenant pays the extra facilities on the basis of annuity against nine percent interest. In this case the Tenant shall give to the Landlord a bank guarantee for an amount of NLG 114,000.== (to be increased with V.A.T.) to be issued on the actual date of commencement of the present Agreement, as a security for any failure to pay during the first three years.

LEAVING THE LEASED PREMISES IN THE INTERIM

10.9 If the Tenant desires to leave the Leased Premises in the interim, without prejudice to the provisions laid down in Clause 10 paragraph 4 the following provisions shall apply:

     - the Tenant shall remain fully liable for all obligations arising from the present Agreement;

     - the Tenant shall redeem the remainder of the costs regarding the facilities applied in the office located at De Waal 11-19 and the office located at De Waal 43-51 as referred to in Clause 10 paragraphs 7 and 8 of the present Agreement, which amount shall be paid on leaving the Leased Premises.
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                                                                             -8-

VALUE OF THE EXTRA FACILITIES AT THE END OF THE LEASE CONTRACT

10.10 The Landlord shall have the obligation of exertion under the laws of The Netherlands (inspanningsverplichting) at the end of the lease period of eight and a half years in conformity with the lease contract to try to stipulate with a following tenant for the extra facilities that have been applied in the office located at De Waal 11-19 and the office located at De Waal 43-51 in Best as referred to in Clause 10 paragraphs 7 and 8 of the present Agreement. The cash value of this rent surcharge, to be calculated on the basis of the then current promissory note discount rate plus two percent and over a period of 10 years at the most, or so much shorter as the actual lease of the Leased Premises will be, shall be paid to the Tenant on the day that the lease contract of the next tenant comes into force.

DEDUCTION ON THE RENT

10.11 The Landlord shall give the Tenant a rent deduction of NLG 130,000. == (exclusive of V.A.T.). The Landlord shall to that end give the Tenant a credit note to be set-off with the first rent payment(s) pursuant to Clause 4 of the present Agreement.

ONE-TIME CONTRIBUTION FOR THE REARRANGEMENT OF PARKING SPACES

10.12 By way of contribution for the rearrangement of the parking spaces located at De Waal 11-19, the Tenant shall on the actual date the present Agreement comes into force pay to the Landlord an estimated amount of NLG 25,000. == to be increased with V.A.T. These estimated expenses shall as soon as possible, but three months after the actual date the present Agreement comes into force at the latest, finally be established by the Landlord on the basis of the actual costs incurred, using invoices that are to be submitted, after which the balance (if any) shall be set-off between the parties.

INCREASE OF THE RENT IN CASE OF PROLONGATION OF THE LEASE AGREEMENT

10.13 In the event that the lease agreement is prolonged by the parties after 31 December 2001, the Landlord shall as then charge no increase of the rent for the facilities as referred to in Clause 10 paragraphs 7 and 8 of the present Agreement. Neither the Landlord for the facilities as-referred to in Clause 10 paragraphs 7 and 8 of the present Agreement charge an increase of the rent for "the Leased Premises" as defined in Clause 1 paragraph 1 of the present Agreement.

RIGHT OF FIRST REFUSAL

10.14 If the Landlord during the currency of the present Agreement, being as per 1 July 1993, decides to sell the Leased Premises, the Tenant shall be the first to be notified thereof by the Landlord by means of a registered letter with proof of receipt. If the Tenant within two weeks after having received the said notification fails to notify the Landlord of the fact that it desires to be a

     Initial Landlord: (Initial)                       Initial Tenant: (Initial)
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                                                                             -9-

     candidate to buy the Leased Premises, the Landlord shall be at liberty to sell the Leased Premises to third parties, and the obligations of the Landlord arising from the present Clause shall lapse. If the Tenant does decide to buy the Leased Premises, the parties shall freely negotiate to reach an Agreement. In the event that the parties fail to reach such an Agreement within one month, the Landlord shall be at liberty to sell the Leased Premises to third parties whereas the obligations of the Landlord arising from the present Clause shall lapse.

SUBSTITUTING TENANT(S)

10.15 The Tenant shall after approval in writing of the Landlord have the right to put substituting tenant(s) in his place. The Landlord shall only refuse the said approval if it can raise reasonable objections against the proposed substituting tenant(s) on the basis of his solvency, morality or line of business, etc. The lease Agreement(s) with the substituting tenant(s) shall be submitted to the Landlord for approval and shall be concluded at the satisfaction of the Landlord. The contents of the lease agreements) with the substituting tenant(s) shall not deviate from the contents of the present Agreement between the parties, and shall start to run on the day that the present Agreement between the parties terminates in the interim.

Thus drawn up and signed in duplicate in:

Arnhem, The Netherlands, on 31 March 1993

THE LANDLORD: /s/ Planoform Vastgoed B.V.

(Signature)



Best, The Netherlands, on 31.March 1993
THE TENANT: /s/ European Geographical Technologies B.V.
(Signature)


     Initial Landlord: (Initial)                       Initial Tenant: (Initial)